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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): December 29, 2006


                              BOSS HOLDINGS, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

            0-23204                                58--1972066
   ------------------------             ---------------------------------
   (Commission File Number)             (IRS Employer Identification No.)


                             221 West First Street
                            Kewanee, Illinois 61443
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                   (Address of Principal Executive Offices)

                                 (800) 447-4581
                        -------------------------------
                        (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



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ITEM 5.02.  DEPARTURE OR APPOINTMENT OF DIRECTORS OR PRINCIPAL OFFICERS

         On December 29, 2006, J. Bruce Lancaster, a director and executive vice president, chief financial officer and principal accounting officer of Boss Holdings, Inc. (the "Company") resigned from the Company and announced that he was taking a position with another firm.

         The Company also announced the hiring of Steven G. Pont as vice president/finance and principal accounting officer to replace Mr. Lancaster. Mr. Pont will commence employment with the Company on January 22, 2007. Mr. Pont is 52 years old and is a resident of Kewanee, Illinois, the Company's headquarters. Mr. Pont comes to the Company with a wealth of experience in finance and accounting, having served from 1999 through May, 2006, as Vice President and Chief Financial Officer of Bomag Americas, Inc., a worldwide leader in the manufacture and distribution of compaction equipment. At Bomag, Mr. Pont was responsible for overall management of finance, credit and information technology functions, including financial reporting and analysis. From 1983 through 1999, Mr. Pont worked as an accountant, financial analyst and controller for Bomag or its predecessors. Since August, 2006, Mr. Pont has been employed as vice president/finance of H.C. Duke & Son, Inc., a manufacturer and distributor of ice cream and frozen desert equipment, located in East Moline, Illinois. Mr. Pont is not related to any director or executive officer of the Company and has not been a party to any transactions with the Company prior to his hiring.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSS HOLDINGS, INC.



By:   /s/ James F. Sanders
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      James F. Sanders, Corporate Secretary

Date: January 4, 2007

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